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                                                                   EXHIBIT 10.15



                            NARRAGANSETT FIRST FUND
                              One Turks Head Place
                                   Suite 1550
                         Providence, Rhode Island 02903

                                                                 August 21, 1992

DeSoto, Inc.
1471 Business Center Drive
Suite 800
Mt. Prospect, Illinois 60056

Narragansett/Prescott, Inc.
One Turks Head Place
Suite 1550
Providence, Rhode Island 02903

Gentlemen:

         Reference is made to the Plan and Agreement of Merger entered into on the date hereof by and among DeSoto, Inc., DeSoto Subsidiary One Corp. and J.L. Prescott Company (the "Merger Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         Section 5.02(f) of the Merger Agreement provides that the obligation of DeSoto and Newco to consummate the Merger is subject to the prior contribution to the capital of the Company of a subordinated note of the Company which is referred to in note 5 to the December 31, 1990 Audited Financial Statements (the "Subordinated Note"). This will confirm that Narragansett First Fund ("NFF") is the sole holder of the Subordinated Note.

         NFF hereby agrees that, upon the satisfaction or waiver of each of the conditions contained in Article V of the Merger Agreement (other than Sections 5.02(c), 5.02(f) and 5.03(b)), including, but
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DeSoto, Inc.                          -2-                        August 21, 1992



not limited to the condition set forth in Section 5.01(d) (which must be satisfied or waived by each of the parties to the Merger Agreement), NFF, as a stockholder of Parent, shall contribute the Subordinated Note to the capital of Parent and, upon such contribution, shall cause Parent to contribute the Subordinated Note to the capital of the Company as contemplated by Section 5.02(f) of the Merger Agreement. The foregoing undertaking is made by NFF in order to induce DeSoto to enter into the Merger Agreement. The obligations of NFF hereunder shall terminate if the Merger Agreement is terminated.


                                        Sincerely,

                                        NARRAGANSETT FIRST FUND

                                        By: Narragansett Management Partners,
                                            its general partner

                                        By: /s/ Arthur D. Little
                                           ------------------------------------
                                           Arthur D. Little,
                                           a general partner

Accepted and acknowledged as of
the date first above written.


DESOTO, INC.


By: /s/ William Spier
   ------------------------------
   Name: William Spier
   Title: Chairman and
          Chief Executive Officer


NARRAGANSETT/PRESCOTT, INC.


By: /s/ Arthur D. Little
   ------------------------------
   Name: Arthur D. Little
   Title: Chairman